UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2026
Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214)	981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
9.250% Series I Fixed Rate Perpetual Preferred Units	ETprI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 1, 2026, Marshall S. (“Mackie”) McCrea, III, Co-Chief Executive Officer of Energy Transfer LP (the “Partnership”), notified the Partnership of his intention to retire, effective on or before December 31, 2026. Until his retirement date, Mr. McCrea will continue in his current role as Co-Chief Executive Officer and as a member of the Partnership’s Board of Directors. After his retirement, Mr. McCrea will continue to serve on the Board of Directors.
Upon Mr. McCrea’s retirement, Thomas E. Long, the Partnership’s Co-Chief Executive Officer, will assume the role of sole Chief Executive Officer.
In making his decision, Mr. McCrea noted his intention to pursue certain personal objectives and spend more time with his family. Mr. McCrea also chose this time to transition into retirement believing that the Partnership is well positioned as a business and has talented individuals who can continue executing on key projects and objectives.
In recognition of Mr. McCrea’s status as one of the original leaders of the Partnership, and his numerous contributions over his many years of service, including being an architect of not only the Partnership’s commercial and strategic vision but also its outstanding culture, the Compensation Committee of the Board has approved the acceleration of Mr. McCrea’s outstanding equity incentive awards, as described in more detail below.
In connection with Mr. McCrea’s retirement, Mr. McCrea and the Partnership intend to enter into a Restrictive Covenant and Separation Agreement and Full Release of Claims (the “McCrea Separation Agreement”). The McCrea Separation Agreement will become effective after execution and the expiration of a seven (7) day revocation period. The McCrea Separation Agreement will provide for the following: (i) accelerated vesting of 10% of his eligible unvested restricted units under the Amended and Restated Energy Transfer LP Long-Term Incentive Plan (the “ET LTIP”) and 10% of his eligible cash restricted units under the Partnership’s Long-Term Cash Restricted Unit Plan (the “CRU Plan”), less all required governmental payroll deductions and withholdings, in exchange for the release of claims described below; (ii) accelerated vesting of 50% of his unvested restricted units under the ET LTIP, less all required governmental payroll deductions and withholdings, and 50% of his unvested cash restricted units, less all required governmental payroll deductions and withholdings in consideration of the restrictive covenants described below. To the extent that the effective date of Mr. McCrea’s retirement is prior to December 5, 2026, restricted units and the cash restricted units awarded to Mr. McCrea in December 2025 (the “2025 Award”) will remain outstanding after Mr. McCrea’s retirement and will vest in accordance with their original vesting schedule pursuant to the terms of the ET LTIP and the CRU Plan while Mr. McCrea continues to serve on the Board of Directors after his retirement. If Mr. McCrea’s retirement date is on or after December 5, 2026, the restricted units and the cash restricted units associated with the 2025 Award will accelerate in the same manner as all other restricted units and cash restricted units described above. The final number of units associated with awards to be accelerated will be disclosed at such time that Mr. McCrea’s retirement date is finalized.
The McCrea Separation Agreement will include, among other things, (i) a standard release of claims in favor of the Partnership, specifically including LE GP, LLC, the general partner of the Partnership, and each of the Partnership’s respective past and present subsidiaries, affiliates, partners, directors, officers, owners, equity holders, employees, benefit plans, benefit plan fiduciaries, predecessors, joint employers, successor employers and agents; (ii) a twelve (12) month restrictive covenant provision whereby Mr. McCrea acknowledges obligations with respect to competition and solicitation of customers and employees; (iii) a non-disparagement clause; (iv) a confirmation and acknowledgement by Mr. McCrea of his obligations with respect to proprietary and confidential information; and (v) a general twenty-four (24) month cooperation clause and an open-ended cooperation clause with respect to any currently pending litigation matter in which Mr. McCrea is involved. The time frames for the restrictive covenant periods and the cooperation clause shall not commence until Mr. McCrea’s service on the Partnership’s Board of Directors terminates.
In addition to the foregoing, Mr. McCrea will also receive the remaining 40% of his eligible unvested restricted units under the ET LTIP and the remaining 40% of his eligible unvested cash restricted units under the CRU Plan pursuant to the qualified retirement provisions of each plan, which vesting will be subject to a six-month delay in the acceleration of vesting and payment of any associated distribution amount pursuant to the terms of the plans and Internal Revenue Code Section 409(A). Additional information on the retirement provisions associated with the Partnership’s incentive plans is available in Item 11, “Executive Compensation,” of the Partnership’s annual report on Form 10-K for the year ended December 31, 2025. The restricted units and the cash restricted units under the 2025 Award shall be handled in the same manner for purposes of the qualified retirement provisions of the ET LTIP and the CRU Plan with the units accelerating if Mr. McCrea retires on or after December 5, 2026 or remaining outstanding and continuing to vest in accordance with their vesting provisions while Mr. McCrea remains on the Partnership’s Board of Directors if he retires prior to December 5, 2026. The final number of units associated with awards to be accelerated will be disclosed at such time that Mr. McCrea’s retirement date is finalized.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP
		By:	LE GP, LLC, its general partner

Date:	June 3, 2026		/s/ Dylan A. Bramhall
Dylan A. Bramhall
Executive Vice President and Group Chief Financial Officer